Exhibit 2.1

                        AMENDED ARTICLES OF INCORPORATION
                                       OF
                      DESERT SKY CONSULTING SERVICES, INC.

     Pursuant to the provisions of Chapter 78 et seq. of the Nevada Revised Statues, the undersigned corporation adopts the following article of amended to its Articles of Incorporation.

                                  Amendment 1

FIRST Article 1, of the Articles of Incorporation as now filed is stricken in its entirety and the following Article 1 substituted therefore as if it had been part of the original Articles of Incorporation.


                                    ARTICLE 1

The complete name of the Corporation is Wireless Billboards Technologies Corp.

SECOND: The date of adoption of this amendment by the shareholders of this corporation is September 11, 2002.

THIRD: The number of shares of the corporation outstanding at the time of adoption of this amendment was 7,000,000, and the number of shares entitled to vote thereon was 7,000,000. All 7,000,000 shares are the same class.

FOURTH: The number of outstanding shares voted for the amendment of Article 1 was 6,325,000 and the number of shares voted against amendment was zero.

IN WITNESS WHEREOF the undersigned, President of the Corporation has executed this agreement to the Articles of Incorporation on this 11th day of September, 2002.


/s/ Kevin Ericksteen
-------------------------------
    Kevin Ericksteen, President